Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 4, 2007, accompanying the consolidated financial statements of Kleimar NV as of
December 31, 2006 and December 31, 2005, which is included in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON, Lippens&Rabaey BVCV

Ghent, Belgium

June 22, 2007